      As filed with the Securities and Exchange Commission on November 25, 1998

                                                 Registration No. 333-__________
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 ____________________

                                       FORM S-8
                                Registration Statement
                           Under The Securities Act of 1933
                                 ____________________

                           UNITED WISCONSIN SERVICES, INC.
                (Exact name of Registrant as Specified in its Charter)

          WISCONSIN                                              39-1931212
      (State of incorporation)                                (I.R.S. Employer
                                                             Identification No.)

                               401 WEST MICHIGAN STREET
                           MILWAUKEE, WISCONSIN 53203-2896
                       (Address of principal executive offices)


                               UWSI/BCBSUW 401(k) PLAN
                               (Full title of the plan)

                              THOMAS R. HEFTY, PRESIDENT
                           UNITED WISCONSIN SERVICES, INC.
                               401 WEST MICHIGAN STREET
                           MILWAUKEE, WISCONSIN 53203-2896
                                    (414) 226-6900

                      (Name and address, and telephone number, including area code, of agent for service)


                                       Copy to:

                                  GEOFFREY R. MORGAN
                             MICHAEL BEST & FRIEDRICH LLP
                              100 EAST WISCONSIN AVENUE
                                      SUITE 3300
                              MILWAUKEE, WISCONSIN 53202

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
  TITLE OF                            PROPOSED          PROPOSED
 SECURITIES                            MAXIMUM           MAXIMUM       AMOUNT OF
   TO BE         AMOUNT TO BE      OFFERING PRICE       AGGREGATE     REGISTRATION
REGISTERED(1)    REGISTERED(2)        PER SHARE      OFFERING PRICE       FEE(3)
------------------------------------------------------------------------------------------
common stock     509,000 shares    $8.625(4)        $4,390,125        $1,223
no par value
per share
------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the UWSI/BCBSUW 401(k) Plan, as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of United Wisconsin Services, Inc. pursuant to Rule 416(a).

(3) Pursuant to Rule 457(h)(2), no filing fee is required with respect to the interests in the UWSI/BCBSUW 401(k) Plan registered hereunder.

(4) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).

                            -----------------------------


     This registration statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.


                               Total Number of Pages: 5
                              Exhibit Index on Page:  6

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE
                    PLAN ANNUAL INFORMATION.

               The information required by Part I (Items 1 and 2) will be included in documents sent or given to participants in the UWSI/BCBSUW 401(k) Plan. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed by United Wisconsin Services, Inc. (the "Company") and the UWSI/BCBSUW 401(k) Plan (the "Plan") with the Commission are incorporated herein by reference and made a part hereof:

     1.        The Company's registration statement on Form 10 dated
               September 11, 1998.

     2. The Plan's annual report on Form 11-K for the year ended December 31, 1997.

     3. The Company's quarterly report on Form 10-Q for the period ended September 30, 1998.

               All documents filed by the Company and the Plan, respectively, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     ITEM 4.   DESCRIPTION OF SECURITIES.

               Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Company is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Company is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Company. In all other cases, the Company is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such a person was a party because he or she was a director or officer of the Company, unless it is determined that he or she breached or failed to perform a duty owed to the Company and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.
Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Company's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

               Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required to be permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

               Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

               Section 180.0833 of the WBCL provides that with certain exceptions, directors of the Company against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

               Under Article VII of the Company's Bylaws, directors and officers are indemnified against liability, in both derivative and nonderivative suits, which they may incur in their capacities as such, subject to certain determinations by the Board of Directors, independent legal counsel or the shareholders that the applicable standards of conduct have been met. The scope of such indemnification is substantially the same as permitted and described in Sections 180.0850 to 180.0858 of the WBCL.

               The directors and officers of the Company and its subsidiaries are included in the directors' and officers' liability insurance policy applicable to the Company's 38% shareholder, Blue Cross & Blue Shield United of Wisconsin ("BCBSUW"). The Company has not obtained substitute directors' and officers' liability coverage; the officers and directors of the Company and its subsidiaries will continue to be included in BCBSUW's policy. BCBSUW's insurance policy provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse directors and officers of the Company for a "loss" (as defined in the policy) sustained by a director or officer resulting from any "claim" (as defined in the policy) made against them for a "wrongful act" (as defined in the policy), except for such a loss against which the Company indemnifies (or is required or permitted to indemnity) the director or officer. The policy also provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse the Company for a loss for which the Company has lawfully indemnified (or is required or permitted by law to indemnify) a director or officer resulting from any such claim. Subject to certain exclusions set forth in the policy, "wrongful act" is defined in the policy to mean any negligent act, error, omission, misstatement, misleading statement, or breach of duty by the Company's directors or officers in the discharge of their duties solely in their capacities as such directors or officers.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

     ITEM 8.   EXHIBITS.

               The Exhibits to this registration statement are listed in the
Exhibit Index on page 5 of this registration statement, which Exhibit Index is incorporated herein by reference.

     ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on November 23, 1998.

                                   UNITED WISCONSIN SERVICES, INC.

                                   By:  /s/ Thomas R. Hefty
                                        -------------------------------------
                                        Thomas R. Hefty, Chairman, President
                                         and Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


        SIGNATURE                       TITLE                             DATE
/s/ Thomas R. Hefty           Chairman, President,                    November 23, 1998
-------------------------     Chief Executive Officer and
     Thomas R. Hefty          Director (Principal Executive Officer)

/s/ C. Edward Mordy           Vice President and (Principal           November 23, 1998
-------------------------     Financial and Accounting Officer)
     C. Edward Mordy

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on November 23, 1998.

                                        UWSI/BCBSUW 401(k) PLAN


                        By:   Blue Cross & Blue Shield United of Wisconsin
                              ---------------------------------------------
                        Its:  Administrator
                              ---------------------------------------------

                                    EXHIBIT INDEX



Exhibit No.                   DESCRIPTION OF DOCUMENT
-----------                   -----------------------

Exhibit 4                UWSI/BCBSUW 401(k) Plan (1)

Exhibit 5                Opinion of Michael Best & Friedrich, LLP

Exhibit 15               Consent of Ernst & Young, LLP

Exhibit 23.1             Consent of Ernst & Young, LLP (included in Exhibit 15)

Exhibit 23.2             Consent of Michael Best & Friedrich, LLP  (included in
                         Exhibit 5)

Exhibit 24               None

Exhibit 99               None

---------------------
(1) Incorporated by reference to exhibits to Registrant's Registration Statement on Form 10 declared effective September 11, 1998